EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
General Communication, Inc.:

We have issued our reports dated March 12, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the annual report of General Communication, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2009 which are incorporated by reference in this registration statement. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Seattle, Washington

April 2, 2010